Exhibit 23.6

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement on Form S-3 with respect to the oil and gas reserves of Whiting Oil and Gas Corporation’s interests in certain oil and gas producing properties located in the Postle and Northeast Hardesty fields in Texas County, Oklahoma, as of December 31, 2012, 2011 and 2010, which information has been included or incorporated by reference in this Registration Statement on Form S-3 in reliance upon the reports of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading “Experts” in the prospectus, which is part of such Registration Statement.

Cawley, Gillespie & Associates, Inc.

Texas Registered Engineering Firm F-693

Fort Worth, Texas

January 6, 2014